Exhibit 10.8

STATE OF NORTH CAROLINA	COMMERCIAL LEASE AGREEMENT
WAKE COUNTY

This Commercial Lease Agreement (“Lease”) is made and effective the 12th day of October 2015, by and between Powell Commonwealth Associates, LLC, A North Carolina limited liability company (hereinafter “Landlord”) and Fathom Realty, LLC, a North Carolina limited liability company (hereinafter “Tenant”).

Landlord is the owner of land and improvements commonly known and numbered as 211 New Edition Court, Cary, NC 27511 (“Leased Premises”) and legally described as shown on Exhibit “A” attached hereto (the “Building”). Landlord desires to lease the Leased Premises to Tenant (as described in Exhibit “A” attached hereto and incorporated herein by reference), and Tenant desires to lease the Leased Premises from Landlord for the term, the rental rate and upon the covenants, conditions and provisions herein set forth.

NOW, THEREFORE, in consideration of the rents paid, and agreed to be paid, and the mutual promises herein contained, and other good and valuable consideration, the adequacy of the consideration being acknowledged by all parties, it is agreed:

1. Term.

A. Landlord hereby leases the Leased Premises “as-is” to Tenant, and Tenant hereby leases and accepts the same from Landlord “as-is”, for an “Initial Term” beginning December 1, 2015 and ending November 30, 2020. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

B. Tenant may renew the Lease for one extended term of five (5) years. Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than one hundred fifty (150) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease.

2. Rental, Limited Option to Purchase, and First Right of Refusal.

A. Tenant shall pay to Landlord during the Initial Term rental of Two Thousand Six Hundred Twenty Five and No/100 Dollars ($2,625.00) per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term, beginning January 1, 2016, to Landlord at 102 Sylvan Grove, Cary, NC 27518 or at such other place designated by written notice from Landlord to Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall also pay to Landlord a “Security Deposit” in the amount of one month’s rent, said amount equal to Two Thousand Six Hundred Twenty Five and No/100 Dollars ($2,625.00). If any rental payment is not received by midnight on the fifth (5th) day after it is due, Tenant shall pay a late payment fee of $131.25, which constitutes 5% of the total monthly rental amount. This late payment fee shall be due immediately without demand therefore and shall be added to and paid with the late rental payment. Tenant also agrees to pay a $25 processing fee for each check of Tenant that is returned by the financial institution for any reason.

B. The rental rate shall increase by three (3%) percent annually during the Initial Term. The rental rate for any renewal lease term, if created as permitted under this Lease, shall also increase three (3%) percent annually above the rental amount in effect at the expiration of the Initial Term as described herein.

C. If, within one hundred eighty (180) days following the beginning of the Lease Term, Tenant or members of an LLC comprised of the principals of Tenant, desires to purchase the Property (as defined in Exhibit “A” attached hereto) from Landlord, Landlord and Tenant agree that the purchase price of the Property shall be Three Hundred Thirty Thousand and No/100 Dollars ($330,000.00). If Tenant does not purchase the Property from Landlord within the one hundred eighty (180) day period following the beginning of the Lease Term, Tenant shall have the right to purchase the Property (as defined in Exhibit “A” attached hereto) from Landlord for a period of one (1) year following the beginning of the Lease Term, but no more than one hundred eighty five (185) days after the expiration of the initial one hundred eighty (180) days, for Three Hundred Thirty Nine Thousand Five Hundred and No/100 Dollars ($339,500.00).

1) If, at any time after the beginning of the Lease Term, Landlord: (i) desires to offer to sell the Property (as defined in Exhibit “A” attached hereto); (ii) receives a bona fide offer to purchase the Property from a bona fide third party or (iii) makes a bona fide offer to sell the Property to a third party, such offer or offers shall be subject to Tenant's rights under this paragraph (the bona fide third party Offeror, offeree or purchaser individually or collectively are referred to hereinafter as the “Third Party Purchaser”). In the event the Third Party Purchaser makes or accepts any of the aforesaid conditional offer(s) to purchase the Property (in such case hereinafter referred to as the “Third Party Offer”) and Landlord desires to accept such offer, Landlord, before accepting the Third Party Offer and entering into a contract with the Third Party Purchaser shall send Tenant one (1) copy of a contract for the sale of the Property (collectively the “Contract”) embodying the terms of the Third Party Offer. The Contract shall have been duly executed by Landlord together with a written notification from Landlord to Tenant setting forth Landlord’s intention to make or accept the Third Party Offer. In the event the Contract is not accepted by Tenant in accordance with the terms of this paragraph (the date of Tenant’s receipt of such Contract and notification being hereinafter referred to as the “Notice Date”), for a period of ten (10) days after the Notice Date (such period hereinafter referred to as the “Election Period”) Tenant shall have the right to notify Landlord of its intent to purchase the Property on the terms and conditions set forth in the Contract. In the event Tenant notifies Landlord that it desires to purchase the Property pursuant to the terms of the Contract, then Tenant shall have an additional fifteen (15) day period from the Notice Date to execute the Contract and consummate the purchase of the Property in accordance with the terms of such contract (such period being hereinafter referred to the “Exercise Period”).

2) If Tenant does not choose to exercise its rights to purchase the Property during the Exercise Period upon the terms and conditions embodied in the Contract, then Landlord’s offer to Tenant shall be deemed withdrawn, and Landlord shall be free for a period of ninety (90) days (the “Release Period”) from the expiration of the Exercise Period to sell or offer to sell the Property free and clear of the terms and conditions of this Right of First Refusal to any third party purchaser on terms not less favorable to Landlord than those set forth in the Contract. In the event the Property is not sold to such third party within the Release Period, then any future offers to sell the Property or any part thereof must first be submitted to Tenant in accordance with the provisions of Paragraph C above.

3) In the event Landlord shall, during the Release Period (or during a subsequent ninety (90) day period as provided in this paragraph), propose to revise the terms of an existing agreement to sell the Property to a Third Party Purchaser, Tenant shall be entitled to receive notification of such revised or new Third Party Offer (the “New Offer”). In such case, Landlord shall offer to sell the Property to Tenant on the terms contained in the then current New Offer before taking any other action to accept or enter into a contract with respect to the New Offer. The terms of the New Offer shall be embodied in a new contract for the sale of the Property, which shall be submitted to Tenant in accordance with the requirements of Paragraph C above. Tenant shall have the same rights with respect to the New Offer as it would have with respect to a Third Party Offer as set forth in Paragraph C above. If Tenant shall not accept the New Offer within period of its receipt of the requisite written notification and one copy of a new contract (the “New Contract”) as set forth Paragraph C above, then Landlord may offer to sell the Property on terms not less favorable to Landlord than those contained in the New Offer free and clear of the terms and conditions of this Right of First Refusal. Provided, however, that in the event the Property (or such part thereof) is not sold to a Third Party Purchaser within the aforesaid ninety (90) day period, then Landlord must notify Tenant and submit to them any further offers with respect to the Property in accordance with the provisions of Paragraph C above.

3. Use

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device and shall only use them for a professional office use.

4. Sublease and Assignment.

Tenant shall have the right without Landlord’s consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant’s assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord’s consent, such consent not to be unreasonably withheld or delayed.

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5. Repairs.

During the Lease term, Tenant shall make necessary repairs to the Leased Premises, not exceeding five hundred dollars ($500.00) per annum. Repairs shall include, but not be limited to, such items as routine repairs of floors, walls, ceilings, light fixtures, plumbing and other parts of the Leased Premises damaged or worn through normal occupancy, but shall exclude the roof, parking lot and/or common area(s). Tenant is responsible for filling holes in walls and wood and painting where Tenant has hung pictures, maps, etc. during their tenure. Landlord shall be responsible for the maintenance and repair of the HVAC units if maintenance and repairs exceeds five hundred dollars ($500.00) and Commonwealth Exchange Office Condominium Association shall be solely responsible for the maintenance of the exterior of the building, including the roof, parking lot and/or common area(s).

6. Alterations and Improvements.

Tenant, at Tenant’s expense, shall have the right, following Landlord’s written consent, to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials and meet any current National, State and Municipal building codes. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant’s property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that any and all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant’s expense.

7. Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord’s personal property, if any, on the Leased Premises, Tenant shall be responsible for paying all personal property taxes with respect to Tenant’s personal property at the Leased Premises. Landlord shall also be solely responsible for any and all Commonwealth Exchange Office Condominium Association dues and assessments.

8. Insurance.

A.       If the Leased Premises, or any other party of the Building, is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B.       Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

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C.       Tenant shall maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of Tenant in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant’s policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant’s compliance with this Paragraph. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

9. Utilities.

Tenant shall be responsible for placing all utilities, including but not limited to, telephone, internet, electricity, natural gas, cable or other utilities Tenant deems advisable to have service the Lease Premises, in Tenant’s name no later than the commencement date of December 1, 2015 and Tenant shall be solely responsible for paying all charges for said utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which may, in Landlord’s reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

10. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant’s business on the Leased Premises.

11. Parking.

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord or by Commonwealth Exchange Office Condominium Association.

12. Building Rules.

Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Building are attached hereto as Exhibit “B” and incorporated herein for all purposes.

13. Damage and Destruction.

Subject to Section 8 A. above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant’s purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises as the result of fire, and if such damage does not render the Leased Premises unusable for Tenant’s purposes. Landlord shall promptly repair such damage at the cost of the Landlord, so long as the damage was through no fault of Tenant. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant’s purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant’s reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant’s purposes.

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14. Default.

Any lease payment, postmarked more than five (5) days past the due date, shall be considered as default by Tenant under the terms and conditions of this Lease. If said default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered. Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

15. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will use reasonable efforts to keep and maintain Tenant with an exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

16. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

17. Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or atoning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

18. Security Deposit.

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord’s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

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19. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

Powell Commonwealth Associates, LLC

102 Sylvan Grove, Cary, NC 27518

If to Tenant to:

Fathom Realty, LLC

211 New Edition Court, Cary, NC 27511

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

20. Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder’s fee or other similar charge, in connection with this Lease.

21. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

22. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

23. Headings and Severability.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease. If any provision of this Lease is held to be invalid or unenforceable, all other provisions shall nevertheless continue to remain in full force and effect.

24. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

25. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord’s consent is required or desirable under this Lease.

26. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant’s use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

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27. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

28. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Powell Commonwealth Associates, LLC		Fathom Realty, LLC

By:	/s/ Managing Member	By:	/s/ Joshua Harley
Managing Member

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EXHIBIT A

BEING all of Unit 211, Phase Two, of COMMONWEALTH EXCHANGE CONDOMINIUM (the ’'Condominium") as designated and described on the Declaration for Commonwealth Exchange Condominium Pursuant to Chapter 47C of the North Carolina General Statutes. The North Carolina Condominium Act covering said Condominium filed for registration and recorded in Deed Book 7232, Page 530, and in Unit Ownership File No. 171 of the Wake County Registry, reference to such Declaration and the Exhibits attached thereto at the time of filing thereof (including the legal description and the plans of the Condominium) being hereby made for a more specific description of said Units. Together with the undivided allocated interests in and to the common elements as described and set forth in said Declaration and the Exhibits attached thereto at the time of filing thereof, reference to said Declaration and the Exhibits attached thereto being hereby made for a more detailed description of said common element

EXHIBIT B

Building Rules as referred to in number 12 of attached Lease Agreement.

“Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Building are attached hereto as Exhibit “B” and incorporated herein for all purposes.”

1.	211 New Edition Court, Cary, NC 27511 is a non-smoking building.
2.	No pets of any kind are allowed on the premises. This includes pets owned by but not limited to employees, partners, customers, and family members of tenants.

GUARANTY OF LEASE

THIS GUARANTY is given as of this 12th day of October , 2015, by Joshua Harley (the "Guarantor") in favor of Powell Commonwealth Associates, LLC, a North Carolina limited liability company (the "Landlord").

As a material inducement for the Landlord to enter into that certain lease agreement (as the same may be hereinafter modified or amended, the “Lease”) between Landlord and Fathom Realty, LLC, a North Carolina limited liability company, hereinafter with its successors and assigns, "Tenant"), of even date herewith, and for other good and valuable consideration, the receipt of which is acknowledged, Guarantor agrees as follows:

1,       Guarantor hereby unconditionally and absolutely guarantees to Landlord the full, prompt and complete payment by Tenant of the rent and all other sums payable by Tenant under the Lease and the full, prompt and complete performance by Tenant of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by Tenant.

2.       Guarantor hereby waives notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to Tenant, and also waives any demand for or notice of the payment of rent and other sums payable by Tenant under the Lease and the performance of all and singular terms, covenants, conditions and provisions in the Lease required to be performed by Tenant; and Guarantor further expressly hereby waives any legal obligation, duty or necessity for Landlord to proceed first against Tenant or to exhaust any remedy Landlord may have against Tenant, it being agreed that in the event of default or failure of performance in any respect by Tenant under the Lease, Landlord may proceed and have right of action solely against Guarantor or Tenant or jointly against Guarantor and Tenant. Guarantor expressly waives any rights Guarantor may have under N.C.G.S. § 26-7, et seq.

3.       That any modification, amendment, change or extension of any of the terms, covenants or conditions of the Lease which Tenant and Landlord may hereafter make, or any forbearance, delay, neglect or failure on the part of Landlord in enforcing any of the terms, covenants, conditions or provisions of the Lease shall not in any way affect, impair or discharge Guarantor’s unconditional liability to Landlord hereunder, nor shall Guarantor’s liability hereunder be impaired, affected or discharged by any act done or omitted to be done or by any waiver by either Landlord or Tenant, notwithstanding that Guarantor may not have consented thereto or may not have notice or knowledge hereof.

4.       That this Guaranty shall continue during the entire term of the Lease and any renewals or extensions thereof and until Tenant has fully discharged all its obligations thereunder, and that this Guaranty shall not be diminished by any payment of rent or performance of the terms, covenants or conditions of the Lease by Landlord, by Tenant or by Guarantor, or by any assignment of the Tenant’s interest in the Lease, or by subletting thereof until each and all of Tenant’s obligations under the Lease have been fully discharged.

5.       Guarantor expressly agrees that Guarantor’s obligations hereunder shall in no way be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of the Tenant from any of the Tenant’s obligations under the Lease by operation of law or otherwise, the undersigned hereby waiving all suretyship defenses. The terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy resulting from the operation of any preset or future provision of the Federal Bankruptcy Act or other statute regarding reorganization or insolvency.

6.       Guarantor agrees that Guarantor’s liability hereunder shall be primary, and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord, in addition to its rights and remedies stated above, may proceed against the Guarantor without having commenced any action against or having obtained any judgment against the Tenant. This is a guaranty of payment and performance and not of collection.

7.       It is agreed that the failure of the Landlord to insist in any one or more instances upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by the Landlord of rent or other payments with acknowledgment of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

8.       No assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor, whether or not the Guarantor shall have received any notice of or consented to such assignment or other transfer of the Lease or any interest therein.

9.       Should any action at law or in equity be brought to enforce the provisions of this Guaranty or the rights of Landlord under the Lease or under this Guaranty, the non-prevailing party agrees to pay the costs and expenses off each such action, including the prevailing party's reasonable attorney’s fees.

10.     If at any time more than one person or entity shall be responsible in any capacity for the payment of rent and other charges and for the performance of the covenants and conditions of the Lease to be performed by the Tenant, the obligations of the Guarantor and all such other persons or entities shall be joint and several. This Guaranty or any of the provisions hereof cannot be modified, waived or terminated unless in a writing signed by the Landlord and the Guarantor. All obligations and liabilities to Guarantor pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of each Guarantor. This Guaranty shall be governed by and construed in accordance with the applicable laws of the state of North Carolina (excluding conflict-of-laws principles). Venue of any and all actions arising in connection with this Guaranty shall reside in Wake County, North Carolina, or the county in which the real property the subject of the Lease is located.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by hand and under seal as of the day and year first above written.

/s/ Joshua Harley	(SEAL)
Joshua Harley

GUARANTY OF LEASE

THIS GUARANTY is given as of this 12th day of October 2015, by Marco Fregenal (the "Guarantor") in favor of Powell Commonwealth Associates, LLC, a North Carolina limited liability company (the "Landlord").

As a material inducement for the Landlord to enter into that certain lease agreement (as the same may be hereinafter modified or amended, the “Lease”) between Landlord and Fathom Realty, LLC, a North Carolina limited liability company, hereinafter with its successors and assigns, "Tenant"), of even date herewith, and for other good and valuable consideration, the receipt of which is acknowledged,

Guarantor agrees as follows:

1.       Guarantor hereby unconditionally and absolutely guarantees to Landlord the full, prompt and complete payment by Tenant of the rent and all other sums payable by Tenant under the Lease and the full, prompt and complete performance by Tenant of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by Tenant.

2.       Guarantor hereby waives notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to Tenant, and also waives any demand for or notice of the payment of rent and other sums payable by Tenant under the Lease and the performance of all and singular terms, covenants, conditions and provisions in the Lease required to be performed by Tenant; and Guarantor further expressly hereby waives any legal obligation, duty or necessity for Landlord to proceed first against Tenant or to exhaust any remedy Landlord may have against Tenant, it being agreed that in the event of default or failure of performance in any respect by Tenant under the Lease, Landlord may proceed and have right of action solely against Guarantor or Tenant or jointly against Guarantor and Tenant. Guarantor expressly waives any rights Guarantor may have under N.C.G.S. § 26-7, et seq.

3.       That any modification, amendment, change or extension of any of the terms, covenants or conditions of the Lease which Tenant and Landlord may hereafter make, or any forbearance, delay, neglect or failure on the part of Landlord in enforcing any of the terms, covenants, conditions or provisions of the Lease shall not in any way affect, impair or discharge Guarantor’s unconditional liability to Landlord hereunder, nor shall Guarantor’s liability hereunder be impaired, affected or discharged by any act done or omitted to be done or by any waiver by either Landlord or Tenant, notwithstanding that Guarantor may not have consented thereto or may not have notice or knowledge hereof.

4.       That this Guaranty shall continue during the entire term of the Lease and any renewals or extensions thereof and until Tenant has fully discharged all its obligations thereunder, and that this Guaranty shall not be diminished by any payment of rent or performance of the terms, covenants or conditions of the Lease by Landlord, by Tenant or by Guarantor, or by any assignment of the Tenant’s interest in the Lease, or by subletting thereof until each and all of Tenant’s obligations under the Lease have been fully discharged.

5.       Guarantor expressly agrees that Guarantor’s obligations hereunder shall in no way be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of the Tenant from any of the Tenant’s obligations under the Lease by operation of law or otherwise, the undersigned hereby waiving all suretyship defenses. The terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy resulting from the operation of any preset or future provision of the Federal Bankruptcy Act or other statue regarding reorganization or insolvency.

6.       Guarantor agrees that Guarantor’s liability hereunder shall be primary, and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord, in addition to its rights and remedies stated above, may proceed against the Guarantor without having commenced any action against or having obtained any judgment against the Tenant. This is a guaranty of payment and performance and not of collection.

7.       It is agreed that the failure of the Landlord to insist in any one or more instances upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by the Landlord of rent or other payments with acknowledgment of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

8.       No assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor, whether or not the Guarantor shall have received any notice of or consented to such assignment or other transfer of the Lease or any interest therein.

9.       Should any action at law or in equity be brought to enforce the provisions of this Guaranty or the rights of Landlord under the Lease or under this Guaranty, the non-prevailing party agrees to pay the costs and expenses off each such action, including the prevailing party's reasonable attorney's fees.

10.       If at any time more than one person or entity shall be responsible in any capacity for the payment of rent and other charges and for the performance of the covenants and conditions of the Lease to be performed by the Tenant, the obligations of the Guarantor and all such other persons or entities shall be joint and several. This Guaranty or any of the provisions hereof cannot be modified, waived or terminated unless in a writing signed by the Landlord and the Guarantor. All obligations and liabilities to Guarantor pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of each Guarantor. This Guaranty shall be governed by and construed in accordance with the applicable laws of the state of North Carolina (excluding conflict-of-laws principles). Venue of any and all actions arising in connection with this Guaranty shall reside in Wake County, North Carolina, or the county in which the real property the subject of the Lease is located.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by hand and under seal as of the day and year first above written.

/s/ Marco Fregenal	(SEAL)
Marco Fregenal